UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2012

APD ANTIQUITIES, INC.

(Exact name of small business issuer as specified in its charter)

Commission File Number: 000-50738

Nevada	91-1959986
(State or jurisdiction of Incorporation or organization)	(I.R.S Employer I.D No.)

1314 S. Grand Blvd, Ste. 2-250, Spokane, WA 99202

(Address of principal executive offices)

(509) 744-8590
(Issuer’s telephone number)

___________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

ITEMS TO BE INCLUDED IN THIS REPORT

Item 1.01.  Entry into a Material Definitive Agreements.

On October 26, 2012, APD Antiquities, Inc. (the “Company”) entered into definitive agreements relating to the private placement of $10,000 of its securities through the sale of 200,000 shares of its common stock at $0.05 per share to an accredited investor.  Upon closing of the private placement, there were no fees, commissions, or professional fees for services rendered in connection with the private placement.  The placement was arranged and undertaken by the officers of the Company.  The private placement of these securities was exempt from registration under pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 3.02.   Unregistered Sales of Securities.

On October 26, 2012, APD Antiquities, Inc. (the “Company”) issued 200,000 unregistered shares of its common stock, par value $0.001, at $.05 per share from its treasury to an accredited investor in exchange for $10,000.  The company sold these restricted shares to further capitalize the Company in order to pay operating expenses and to execute its business plan.

In the private placement of the securities referenced under Item 1.01 of this report, APD Antiquities, Inc. is relying on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 for sales to “accredited investors” (as such term is defined in Rule 501 of Regulation D).  Each purchaser has represented to the Company that they are an “accredited investor.”  We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale and no fees were paid in connection with the transaction.

Item 9.01.  Exhibits.  Financial Statements and Exhibits

(c)	Exhibits

10.1

Form of Securities Purchase Agreement, entered into by the Company on October 26, 2012. ((incorporated hereto by reference to Form 8-K, Exhibit 10.1 filed with the Securities and Exchange commission on January 23, 2012, file number 000-50738)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APD ANTIQUITIES, INC. (Registrant)

Date: November 5, 2012	By:	/s/ Cindy K. Swank
Cindy K. Swank President and CEO